Exhibit 10.39
FIRST AMENDMENT TO DEVELOPMENT MANAGEMENT AGREEMENT
This First Amendment to Development Management Agreement (this “Amendment”) is made and entered into effective as of January 5, 2016, by and between STREAM REALTY PARTNERS-DFW, L.P., a Texas limited partnership (“Developer”), and FARMER BROS. CO., a Delaware corporation (“Tenant”).
RECITALS
A.    Developer and Tenant entered into that certain Development Management Agreement dated as of July 17, 2015 (as amended, supplemented or otherwise modified, the “Development Agreement”), regarding the Project to be constructed on approximately 28.132 acres of land leased by Tenant and located at the northeast corner of Interstate 35 and State Highway 114 in the Town of Northlake, Denton County, Texas, as more particularly described in the Development Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Development Agreement.
B.    Developer and Tenant desire to amend the Development Agreement to extend the Outside Date, which is the date for satisfying certain conditions necessary to continue with the development of the Project under the Development Agreement.
AGREEMENTS
NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Developer and Tenant hereby agree as follows:
1.Outside Date. Section 1.3 of the Development Agreement is amended to provide that the “Outside Date” shall be March 31, 2016.
2.    Continuance of Development Agreement; Binding Effect; Governing Law. All provisions of the Development Agreement, as amended hereby, shall remain in full force and effect and unchanged, except as provided herein. If any provision of this Amendment conflicts with the Development Agreement, the provisions of this Amendment shall control. This Amendment is binding upon and shall inure to the benefit of Developer and Tenant, and their respective successors and permitted assigns. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.
3.    Counterparts. This Amendment may be executed in any number of counterparts (including execution by facsimile, PDF or other electronic transmission, which shall be deemed to be original signatures of the signers for all purposes) with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same document. Signature pages may be detached from the counterparts and attached to a single copy of this consent to physically form one document.

US 3970223v.1

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First Amendment to Development Management Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.
DEVELOPER:

STREAM REALTY PARTNERS-DFW, L.P.,
a Texas limited partnership

By:	Belland-McVean-Jackson Interests II, L.L.C., a Texas limited liability company, its general partner

By:/s/ Chris Jackson
Name:    Chris Jackson
Title:    Member

TENANT:

FARMER BROS. CO., a Delaware corporation

By: /s/ Barry Fischetto
Name:    Barry Fischetto
Title:    SVP Operations

First Amendment to Development Management Agreement